Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in the Registration Statement of Linda's Diversified Holdings Inc. on Form S-3 (File No. 33-76422), Form S-3 (File No. 333-08711), Form S-8 (File No. 333-14095), and Form S-8 (File No. 333-
14099) of our report dated March 6, 1997 on the consolidated financial statements of Linda's Diversified Holdings Inc. and Subsidiaries, which report is included in this Annual Report on Form 10-KSB.


                              /s/ ROTHSTEIN, KASS & COMPANY, P.C.


Roseland, New Jersey
April 15, 1997